FOR:
TELESPACE, LIMITED and AMERICOM, USA
   (EBB: TLTD)       (Not Publicly Traded)


CONTACT:
GREG McANDREWS & ASSOCIATES
Gregory A. McAndrews
(310) 301-3035


                              FOR IMMEDIATE RELEASE


              AMERICOM, TELESPACE MUTUALLY CANCEL MERGER AGREEMENT;

     ARROYO GRANDE, Calif., September 10 - Telespace Limited (EBB: TLTD) and AmeriComUSA, Inc. today announced the cancellation of a previously-announced (July 19) merger agreement.

     AmeriCom's proposed acquisition of privately-held Digicities, Incorporated (July 21) is not impacted by the abandonment of the Telespace merger, although a completion of the Telespace acquisition was a previous component of the acquisition. Both AmeriCom and Digicities managements have agreed to drop that provision.

     Telespace  Limited  has  explored   research  and  development   concerning
telecommunications in Asia as well as concepts in web design and Internet advertising features for the international market.

     AmerComUSA, Inc. is engaged in advertising and software development for the marketing of goods and services via the Internet, kiosks, billboards and other remote stations.

     (Forward-looking and cautionary statements: Except for the historical information and discussions contained herein, statements contained in this news release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially, as discussed in regulatory filings by AmeriComUSA, Inc. or Telespace Limited.)